                                              DLA PIPER RUDNICK GRAY CARY US LLP
                                              The Marbury Building
                                              6225 Smith Avenue
                                              Baltimore, Maryland 21209-3600
                                              T 410.580.3000
                                              F 410.580.3001
                                              W www.dlapiper.com

                                 June 3, 2005

RAIT INVESTMENT TRUST
1818 Market Street, 28th Floor
Philadelphia, PA 19103

      Re: Registration Statement on Form S-8 (2005 Equity Compensation Plan)

Ladies and Gentlemen:

      We serve as special Maryland counsel to RAIT Investment Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale and issuance of up to 900,000 shares (the "Shares") of beneficial interest, $.01 par value per share, of the Company ("Common Shares"), covered by the above-identified Registration Statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof. This opinion is being provided at your request in connection with the filing of the Registration Statement.

      In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

      1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

      2. The Declaration of Trust of the Company and all amendments, supplements or corrections thereto through the date hereof (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

      3. The Bylaws of the Company, certified as of the date hereof by an Assistant Secretary of the Company;

      4. Resolutions (the "Resolutions") adopted by the Board of Trustees of the Company relating to (a) the registration, sale and issuance of the Shares and (b) the approval of the Company's 2005 Equity Compensation Plan (the "Plan"), certified as of the date hereof by the Secretary of the Company;

                                                           RAIT INVESTMENT TRUST
                                                                    June 3, 2005
                                                                          Page 2

      5. The form of certificate representing a Common Share, certified as of the date hereof by an Assistant Secretary of the Company;

      6. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

      7. A certificate (the "Officer's Certificate") executed by Andres Viroslav, an Assistant Secretary of the Company, dated as of the date hereof.

      In expressing the opinion set forth below, we have assumed the following:

      1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

      2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

      3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

      4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

      5. The Shares have not been issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of Equity Shares (as defined in the Declaration) contained in Article VII of the Declaration.

      6. The total number of Common Shares issued and outstanding after the issuance of any of the Shares will not exceed the number of Common Shares that the Company then has authority to issue under the Declaration.

      Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                                                           RAIT INVESTMENT TRUST
                                                                    June 3, 2005
                                                                          Page 3

      1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

      2. The Shares have been duly authorized and, when issued and delivered in accordance with the Declaration, the Resolutions, the Plan and the applicable grant agreements utilized under the Plan, will be validly issued, fully paid and nonassessable.

      The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

      We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

      This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                   Very truly yours,

                                   /s/  DLA Piper Rudnick Gray Cary US LLP